UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 21, 2011

PILGRIM’S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO		80634-9038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Board Composition

On February 21, 2011, the JBS Nominating Committee of the Board of Directors (the “Board”) of Pilgrim’s Pride Corporation (the “Company”) appointed William W. Lovette, the Company’s Chief Executive Officer and President, to the Board to serve as a JBS Director (as defined in the Company’s Amended and Restated Certificate of Incorporation).  Mr. Lovette will serve as a director until his successor shall have been duly elected and qualified or until the earlier of his death, resignation or removal in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Corporate Bylaws.  Mr. Lovette was appointed to the Board pursuant to the requirements of his employment agreement with the Company, dated January 14, 2011 (the “Employment Agreement”).  Mr. Lovette will not receive any additional compensation in connection with his service on the Board.  Except for the transactions contemplated by the Employment Agreement, which have been previously disclosed, Mr. Lovette has not been a party to any transaction in which the Company was or is to be a participant, and no such transactions are currently proposed.

Mr. Lovette was appointed to the Board to fill a vacancy created by the resignation of José Batista Júnior, who informed the Board of his decision to resign as a director of the Board on February 21, 2011.  Mr. Batista did not resign because of any disagreement with the Company.

The description of the Employment Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 18, 2011 and incorporated herein by reference.

Discretionary Bonuses

On February 21, 2011, the Compensation Committee of the Board (the “Committee”) awarded discretionary cash bonuses to Don Jackson, the Company’s former Chief Executive Officer and President, and Gary D. Tucker, the Company’s Principal Financial Officer and Chief Accounting Officer, in the amounts of $1,100,000 and $110,000, respectively (together, the “Awards”), for performance during fiscal year 2010.  In making the Awards, the Committee noted the Award recipients’ positive contributions to the Company during fiscal 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:  February 23, 2011                                                      By: /s/ Gary D. Tucker
Gary D. Tucker
Principal Financial Officer